Exhibit 99.1

Press Release

AVIS BUDGET GROUP EXPECTS TO REPORT STRONG REVENUE GROWTH
AND RECORD EARNINGS FOR THIRD QUARTER 2011

•	Revenue expected to increase 7-8% year-over-year, to $1.6 billion.

•	Adjusted EBITDA expected to increase more than 20%, to $265-275 million, excluding certain items.

•	Pretax income expected to increase approximately 30%, to $200-210 million, excluding certain items.

Parsippany, N.J., September 12, 2011 – Avis Budget Group, Inc. (NASDAQ: CAR) today announced its current expectations for results for its third quarter ending September 30, 2011.  The Company expects that all three of its operating segments will report year-over-year increases in Adjusted EBITDA, and that its total third quarter 2011 Adjusted EBITDA excluding certain items will be at the highest level of any quarter in its history.

Avis Budget estimates that revenues will increase 7-8%, to $1.6 billion, in third quarter 2011 compared to third quarter 2010.  The Company also projects that Adjusted EBITDA excluding certain items will be $265-275 million in third quarter 2011, an increase of 21-26% from the prior-year quarter, and pretax income excluding certain items will increase 29-35%, to $200-210 million.  The Company expects that Domestic car rental volume will increase 5-6%, Domestic pricing will decrease 1-2%, and Domestic fleet costs will be down approximately 20% on a per-unit basis in third quarter 2011 compared to third quarter 2010.

“We have seen increased demand for car rental services throughout the summer travel season and into September.  Strong demand, coupled with our ongoing focus on productivity and robust conditions in the used car market, should allow us to report record results for the third quarter,” said Ronald L. Nelson, Avis Budget Group Chairman and Chief Executive Officer.  “Travel demand remains healthy and, based on existing reservations, we expect Domestic car rental volume to increase 4-6% in the fourth quarter compared to the prior year.  We also remain excited about the opportunities that the acquisition of Avis Europe will provide.”

The Company continues to expect to complete the acquisition of Avis Europe plc (LN: AVE) in early October and to announce its third quarter 2011 results in early November.

About Avis Budget Group, Inc.
Avis Budget Group is a leading vehicle rental operator in the United States, Canada, Australia, New Zealand and certain other regions through its Avis and Budget brands.  In addition, the Company has licensed operations in more than 100 countries that allow it to serve commercial and leisure travelers throughout the world and has an agreement to acquire Avis Europe plc, its licensee in Europe, the Middle East, Africa and parts of Asia.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 21,000 employees.  For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "forecast" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results, including all statements related to future results, future fleet costs, our agreement to acquire Avis Europe and the financing thereof, and cost-saving initiatives are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, our ability to consummate the acquisition of Avis Europe and the ability and timing to obtain regulatory approvals and financing (and any conditions thereto), the Company’s ability to promptly and effectively integrate the businesses of Avis Europe and Avis Budget, any potential transaction with Dollar Thrifty Automotive Group, Inc., a weaker-than-anticipated economic environment, the high level of competition in the vehicle rental industry, greater-than-expected costs for new vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers of our cars, lower-than-anticipated airline passenger traffic, an occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, our ability to obtain financing for our operations, including the funding of our vehicle fleet via the asset-backed securities market and the financial condition of financial-guaranty firms that have insured a portion of our outstanding vehicle-backed debt, higher-than-expected fuel costs, fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, the Company’s ability to meet or amend financial covenants associated with its borrowings, litigation, and the Company’s ability to accurately estimate its future results and implement its strategy for cost savings and growth. Other unknown or unpredictable factors also could have material adverse effects on Avis Budget Group’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2010, included under headings such as "Forward-Looking Statements", "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in other filings and furnishings made by the Company with the SEC from time to time. Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Non-GAAP Measures
This press release includes management's estimates of Adjusted EBITDA excluding certain items and pretax income excluding certain items for third quarter 2011, as well as estimates of year-over-year growth in such metrics.  These metrics are non-GAAP financial measures.  Management believes that these metrics are useful in measuring the comparable results of the Company period-over-period.  Management believes the most directly comparable GAAP measure for Adjusted EBITDA excluding certain items and pretax income excluding certain items would be “Income before income taxes”.  Due to the difficulty in forecasting and quantifying the amounts, including items such as gains or losses on foreign-currency transactions entered into to hedge the Company’s purchase of Avis Europe plc, that would be required to be included in Income before income taxes, the Company is not providing an estimate of third quarter 2011 Income before income taxes at this time.

Contacts
Media Contact:                                                                                                Investor Contact:
John Barrows                                                                                                    Neal Goldner
(973) 496-7865                                                                                                    (973) 496-5086
PR@avisbudget.com                                                                                        IR@avisbudget.com
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